Exhibit 23.2

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

I consent to the use in this Registration Statement of SSTL, Inc. on Post-Effective Amendment No. 1 to Form S-1, of my report dated March 22, 2013 on the financial statements of SSTL, Inc. for the years ended December 31, 2011 and 2012, and for the period from November 10, 2010 (Inception) through December 31, 2012.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.

RONALD R. CHADWICK, P.C.

Aurora, Colorado

September 20, 2013